Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-249033) pertaining to the 2020 Equity Incentive Plan, 2020 Employee Stock Purchase Plan and 2015 Stock Incentive Plan of Graybug Vision, Inc.,

(2) Registration Statement (Form S-8 No. 333-254522) pertaining to the 2020 Equity Incentive Plan of Graybug Vision, Inc.

of our report dated March 10, 2022, with respect to the financial statements of Graybug Vision, Inc. included in this Annual Report (Form 10-K) of Graybug Vision, Inc. for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Redwood City, California

March 10, 2022